                                                                   EXHIBIT 10.27

                          OPTICAL SENSORS INCORPORATED
                                  KEY EMPLOYEE
                      CHANGE IN CONTROL SEVERANCE PAY PLAN

                          OPTICAL SENSORS INCORPORATED
                                  KEY EMPLOYEE
                      CHANGE IN CONTROL SEVERANCE PAY PLAN

                               Table of Contents
                               -----------------


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                                                                            Page
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ARTICLE 1. Introduction

   1.1. Plan Name...........................................................   1
   1.2. Plan Type...........................................................   1
   1.3. Plan Purpose........................................................   1

ARTICLE 2. Definitions, Construction and Interpretations....................   2

   2.1. Affiliate...........................................................   2
   2.2. Base Pay............................................................   2
   2.3. Benefit Plan........................................................   2
   2.4. Board...............................................................   2
   2.5. Cause...............................................................   2
   2.6. Change in Control...................................................   3
   2.7. Code................................................................   3
   2.8. Company.............................................................   3
   2.9. Date of Termination.................................................   3
   2.10. Eligible Participant...............................................   4
   2.11. ERISA..............................................................   4
   2.12. Exchange Act.......................................................   4
   2.13. Full Change in Control.............................................   4
   2.14. Governing Law......................................................   6
   2.15. Headings...........................................................   6
   2.16. Notice of Termination..............................................   6
   2.17. Number and Gender..................................................   6
   2.18. Parent Corporation.................................................   6
   2.19. Partial Change in Control..........................................   6
   2.20. Participant........................................................   6
   2.21. Plan...............................................................   7
   2.22. Person.............................................................   7
   2.23. Qualified Employee.................................................   7
   2.24. Successor..........................................................   7
   2.25. Trust..............................................................   7
   2.26. Trustee............................................................   7

ARTICLE 3 Participation and Eligibility for Benefits........................   8

   3.1. Commencement of Participation.......................................   8
   3.2. Ceasing to be a Qualified Employee..................................   8

                                       i
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
   3.3. Eligibility for Benefits............................................   8

ARTICLE 4. Benefits.........................................................  10

   4.1. Compensation and Benefits Before Date of Termination................  10
   4.2. Cash Payment........................................................  10
   4.3. Continuation of Certain Welfare Benefits............................  10
   4.4. Limitation on Payments and Benefits.................................  11
   4.5. Indemnification.....................................................  11

ARTICLE 5. Administration and Enforcement of Rights.........................  11

   5.1. Plan Administration.................................................  11
   5.2. Amendment and Termination...........................................  11
   5.3. Benefit Claims......................................................  12
   5.4. Disputes............................................................  12
   5.5. Funding and Payment.................................................  13

ARTICLE 6. Miscellaneous....................................................  14

   6.1. Successors..........................................................  14
   6.2. Binding Plan........................................................  14
   6.3. Validity............................................................  14
   6.4. No Mitigation.......................................................  14
   6.5. No Set-off..........................................................  14
   6.6. Taxes...............................................................  14
   6.7. Notices.............................................................  14
   6.8. Effect of Plan Benefits on Other Severance Plans....................  15
   6.9. Related Plans.......................................................  15
   6.10. No Employment or Service Contract..................................  15
   6.11. Survival...........................................................  15
   6.12. Effect on Other Plans..............................................  15
   6.13. Prohibition of Alienation..........................................  15

                          OPTICAL SENSORS INCORPORATED
                                  KEY EMPLOYEE
                      CHANGE IN CONTROL SEVERANCE PAY PLAN

                                    ARTICLE
                                      1.
                                  Introduction
                                  ------------

1.1.  Plan Name.  The name of the Plan is the "Optical Sensors Incorporated Key
      ---------
      Employee Change in Control Severance Pay Plan."

1.2.  Plan Type.  The Plan is intended to be a "welfare plan" within the meaning
      ---------
      of section 3(1) of ERISA pursuant to Department of Labor Regulation section 2510.3-2(b) and will be administered and construed accordingly.

1.3.  Plan Purpose.  The purpose of the Plan is to provide benefits to Qualified
      ------------
      Employees whose employment is terminated in connection with a Change in Control.

                                    ARTICLE
                                      2.
                 Definitions, Construction and Interpretations
                 ---------------------------------------------

The definitions and rules of construction and interpretation set forth in this
Article 2 apply in construing the Plan unless the context otherwise indicates.

2.1.  Affiliate.  An "Affiliate" is:
      ---------
      (A) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Parent Corporation; or

      (B) any other form of business entity in which the Parent Corporation, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity's governing body.

2.2. Base Pay. The "Base Pay" of a Participant is his or her base salary from the Company at the annual rate in effect immediately prior to the Change in Control or at the time Notice of Termination is given, whichever is greater. Base Pay includes only regular cash salary, wages or commissions and is determined before any reduction for deferrals pursuant to any nonqualified deferred compensation plan or arrangement, qualified cash or deferred arrangement or cafeteria plan.

2.3.  Benefit Plan.  A "Benefit Plan" is any:
      ------------
      (A)  employee benefit plan as defined in ERISA section 3(3),

      (B)  cafeteria plan described in Code section 125,

      (C) plan, policy or practice providing for paid vacation, other paid time off or short- or long-term profit sharing, bonus or incentive payments, or

      (D) stock option, stock purchase, restricted stock, phantom stock, stock appreciation right or other equity-based compensation plan that is sponsored, maintained or contributed to by the Company for the benefit of employees (and/or their families and dependents) generally or a Participant (and/or a Participant's family and dependents) in particular.

2.4.  Board.  The "Board" is the board of directors of the Parent Corporation
      -----
      duly qualified and acting at the time in question. On and after the date of a Change in Control, any duty of the Board in connection with the Plan is nondelegable and any attempt by the Board to delegate any such duty is ineffective.

2.5.  Cause.
      -----

      (A) Subject to Subsection (B), "Cause" with respect to a particular Participant is any of the following:

           (1) the Participant's gross misconduct which is materially and demonstrably injurious to the Company;

           (2) the Participant's willful and continued failure to perform substantially his or her duties with the Company (other than a failure resulting from the Participant's incapacity due to bodily injury or physical or mental illness) after a demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed his or her duties and provides for a reasonable period of time within which the Participant may take corrective measures; or

           (3) the Participant's conviction (including a plea of nolo contendere) of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law (or comparable illegal conduct under the laws of any foreign jurisdiction) which is materially and demonstrably injurious to the Company or which impairs the Participant's ability to perform substantially his or her duties with the Company.

           An act or failure to act will be considered "gross" or "willful" for this purpose only if done, or omitted to be done, by the Participant in bad faith and without reasonable belief that it was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the board of directors or governing body of any Company (or a committee thereof) or based upon the advice of counsel for the Company will be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. A Participant's attention to matters not directly related to the business of the Company will not provide a basis for termination for Cause so long as the Board did not expressly disapprove in writing of his or her engagement in such activities either before or within a reasonable period of time after the Board knew or could reasonably have known that the Participant engaged in those activities.

      (B) Notwithstanding Subsection (A), a Participant may not be terminated for Cause unless and until there has been delivered to such Participant a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to such Participant and an opportunity for such Participant, together with his or her counsel, to be heard before the Board), finding that in the good faith opinion of the Board such Participant was guilty of the conduct set forth in clause
           (1), (2) or (3) of Subsection (A) and specifying the particulars thereof in detail.

2.6.  Change in Control.  A "Change in Control" is a Full Change in Control or a
      -----------------
      Partial Change in Control.

2.7.  Code.  The "Code" is the Internal Revenue Code of 1986, as amended.  Any
      ----
      reference to a specific provision of the Code includes a reference to such provision as it may be amended from time to time and to any successor provision.

2.8.  Company.  The "Company" is the Parent Corporation, any Successor and any
      -------
      Affiliate.

2.9.  Date of Termination.  The "Date of Termination" with respect to a
      -------------------
      Participant following a Change in Control (or prior to a Change in Control if the Participant's termination was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) means:

      (A) if the Participant's employment is to be terminated by the Company for Cause, the date specified in the Notice of Termination;

      (B) if the Participant's employment is terminated by reason of his or her death, the date of his or her death; or

      (C) if the Participant's employment is to be terminated by the Company for any reason other than Cause or his or her death, the date specified in the Notice of Termination, which in no event may be a date earlier than 15 days after the date on which a Notice of Termination is given, unless the Participant expressly agrees in writing to an earlier date.

      If the Company terminates a Participant's employment for Cause and the Participant has not previously expressly agreed in writing to the termination, then within the 30-day period after the Participant's receipt of the Notice of Termination, the Participant may notify the Company that a dispute exists concerning the termination, in which event the Date of Termination will be the date set either by mutual written agreement of the parties or by the arbitrators or a court in a proceeding as provided in
      Section 5.4. During the pendency of any such dispute, the Participant will continue to make himself or herself available to provide services to the Company and the Company will continue to pay the Participant his or her full compensation and benefits in effect immediately prior to the date on which the Notice of Termination is given and until the dispute is resolved in accordance with Section 5.4. The Participant will be entitled to retain the full amount of any such compensation and benefits without regard to the resolution of the dispute unless the arbitrators or judge decide(s) that the Participant's claim of a dispute was frivolous or advanced by the Participant in bad faith.

2.10. Eligible Participant.  An "Eligible Participant" is a Participant who has
      --------------------
      become eligible to receive benefits pursuant to Section 3.3.

2.11. ERISA.  "ERISA" is the Employee Retirement Income Security Act of 1974,
      -----
      as amended. Any reference to a specific provision of ERISA includes a reference to such provision as it may be amended from time to time and to any successor provision.

2.12. Exchange Act.  The "Exchange Act" is the Securities Exchange Act of 1934,
      ------------
      as amended. Any reference to a specific provision of the Exchange Act or to any rule or regulation thereunder includes a reference to such provision as it may be amended from time to time and to any successor provision.

2.13. Full Change in Control.
      ----------------------

      (A) "Full Change in Control" is the occurrence of any of the following on or after January 18, 1999:

            (1) the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Parent Corporation, in one transaction or in a series of related transactions, to any Person;

            (2) the approval by the shareholders of the Parent Corporation of any plan or proposal for the liquidation or dissolution of the Parent Corporation;

            (3) any Person, other than a "bona fide underwriter," is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (a) 20 percent or more, but not more than 50 percent, of the combined voting power of the Parent Corporation's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the "continuity directors," as defined at Subsection (B), or (b) more than 50 percent of the combined voting power of the Parent Corporation's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

            (4) a merger or consolidation to which the Parent Corporation is a party if the shareholders of the Parent Corporation immediately prior to the effective date of such merger or consolidation have, solely on account of ownership of securities of the Parent Corporation at such time, "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing (a) 50 percent or more, but not more than 80 percent, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the continuity directors, or (b) less than 50 percent of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

            (5) the continuity directors cease for any reason to constitute at least a majority the Board; or

            (6) a change in control of a nature that is determined by outside legal counsel to the Parent Corporation, in a written opinion specifically referencing this provision of the Plan, to be required to be reported (assuming such event has not been "previously reported") pursuant to section 13 or 15(d) of the Exchange Act, whether or not the Parent Corporation is then subject to such reporting requirement, as of the effective date of such change in control.

      (B)  For purposes of this section:

           (1) "continuity director" means any individual who is a member of the Board on January 18, 1999, while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election or nomination for election by the Parent Corporation's shareholders was approved by a vote of at least a majority of the directors who are continuity directors (either by a specific vote or by approval of the proxy statement of the Parent Corporation in which such individual is named as a nominee for director without objection to such nomination). For example, if a majority of the six individuals constituting the Board on January 18, 1999, approved a proxy statement in which two different individuals were nominated to replace two of the individuals who were members of the Board on January 18, 1999, upon their election by the Parent Corporations shareholders, the two newly elected directors would join the four remaining directors who were members of the Board on January 18, 1999 as continuity directors. Similarly if a majority of those six directors approved a proxy statement in which three different individuals were nominated to replace three other directors who were members of the Board on January 18, 1999, upon their election by the Parent Corporations shareholders, the three newly elected directors would also become, along with the three other directors, continuity directors. Individuals subsequently joining the Board could become continuity directors under the principles reflected in this example.

           (2) "bona fide underwriter" means a Person engaged in business as an underwriter of securities that acquires securities of the Parent Corporation through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

2.14.  Governing Law.  To the extent that state law is not preempted by
       -------------
       provisions of ERISA or any other laws of the United States, all questions pertaining to the construction, validity, effect and enforcement of this Plan will be determined in accordance with the internal, substantive laws of the State of Minnesota, without regard to the conflict of laws principles of the State of Minnesota or of any other jurisdiction.

2.15.  Headings.  The headings of articles and sections are included solely for
       --------
       convenience. If there is a conflict between the headings and the text of the Plan, the text will control.

2.16.  Notice of Termination.  A "Notice of Termination" is a written notice
       ---------------------
       given on or after the date of a Change in Control (unless the termination before the date of the Change in Control was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) which indicates the specific termination provision in this Plan pursuant to which the notice is given. Any purported termination by the Company on or after the date of a Change in Control (or before the date of the Change in Control if the termination was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) must be communicated by written Notice of Termination to be effective; provided, that a Participant's failure to provide Notice of Termination will not limit any of his or her rights under the Plan except to the extent the Company demonstrates that it suffered material actual damages by reason of such failure.

2.17.  Number and Gender.  Wherever appropriate, the singular number may be read
       -----------------
       as the plural, the plural number may be read as the singular and a reference to one gender may be read as a reference to the other.

2.18.  Parent Corporation.  The "Parent Corporation" is Optical Sensors
       ------------------
       Incorporated and any Successor.

2.19.  Partial Change in Control.  A "Partial Change in Control" is the
       -------------------------
       occurrence of any of the following on or after January 18, 1999:

       (A) the sale, lease, exchange or other transfer, directly or indirectly, of the assets of the Parent Corporation comprising either (i) the SensiCath Arterial Blood Gas Monitoring Product Line or (ii) the CapnoProbe Product Line, but not both, in one transaction or in a series of related transactions, to any Person; or

       (B) the approval by the Board of any plan or proposal for the cessation of commercial activity relating to or the liquidation of the Parent Corporation's SensiCath Arterial Blood Gas Monitoring Product Line.

       In no event shall a transaction, or series of related transactions, that constitutes a Full Change in Control be deemed to be a Partial Change in Control.

2.20.  Participant.  A "Participant" is a Qualified Employee who is
       -----------
       participating in the Plan pursuant to Article 3.

2.21.  Plan.  The "Plan" is that set forth in this instrument as it may be
       ----
       amended from time to time.

2.22.  Person.  A "Person" includes any individual, corporation, partnership,
       ------
       group, association or other "person," as such term is used in section 14(d) of the Exchange Act, other than the Parent Corporation, any Affiliate or any benefit plan sponsored by the Parent Corporation or an Affiliate.

2.23.  Qualified Employee. A "Qualified Employee" is an individual who (a) at
       ------------------
       any time during the 90-day period ending on the date of a Change in Control, is employed by the Parent Corporation as Chief Technical Officer - Chemistry, Director of Marketing, Director of Business Development for Non-Invasive Business or Manager of Engineering - Instruments and (b) is not a party to a separate written agreement with the Company which by its express terms specifically provides that the individual is not eligible to participate in the Plan.

2.24.  Successor.  A "Successor" is any Person that succeeds to, or has the
       ---------
       practical ability to control (either immediately or solely with the passage of time), the Parent Corporation's business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Parent Corporation's outstanding securities ordinarily having the right to vote at the election of directors, all or substantially all of its assets or otherwise.

2.25.  Trust.  "Trust" means the trust or trusts, if any, established by the
       -----
       Company pursuant to Section 5.5.

2.26.  Trustee.  "Trustee" means the one or more banks or trust companies who at
       -------
       the relevant time has or have been appointed by the Company to act as Trustee of the Trust.

                                    ARTICLE
                                      3.
                   Participation and Eligibility for Benefits
                   ------------------------------------------

3.1.  Commencement of Participation.  An individual who is hired as a Qualified
      -----------------------------
      Employee prior to the date of a Change in Control will commence participation in the Plan on January 18, 1999. An individual who is hired as a Qualified Employee on or after the date of a Change in Control is not eligible to participate in the Plan.

3.2.  Ceasing to be a Qualified Employee.
      ----------------------------------
      (A) A Participant who ceases for any reason to be a Qualified Employee will, except with respect to any current or future benefit to which he or she is then entitled, thereupon cease his or her participation in the Plan.


      (B) Notwithstanding any other provision of the Plan to the contrary, a Participant will cease to be a Qualified Employee if, prior to the date of a Change in Control: (1) an Affiliate is sold, merged, transferred or in any other manner or for any other reason ceases to be an Affiliate or all or any portion of the business or assets of an Affiliate are sold, transferred or otherwise disposed of and no Change in Control occurs in connection therewith; (2) the Participant's primary employment duties are with the Affiliate at the time of the occurrence of such event; and (3) such Participant does not, in conjunction therewith, transfer employment directly to the Parent Corporation or another Affiliate as a Qualified Employee.

3.3.  Eligibility for Benefits.
      ------------------------

      (A)  A Participant will become eligible for the benefits provided in
           Article 4 if and only if

           (1) (i) the Company terminates his or her employment for any reason other than his or her death or Cause, (ii) the termination occurs within the period beginning on the date of a Partial Change in Control and ending on the last day of the sixth month that begins after the month in which the Partial Change in Control occurs or prior to a Partial Change in Control if the termination was either a condition of the Partial Change in Control or at the request or insistence of a Person related to the Partial Change in Control and (iii) the Participant provides service to the Company on a part-time basis during the sixty-day period following termination as may be reasonably requested by the Company, provided that such request does not interfere with the Participant's activities in seeking new employment or actual employment by another employer, in order to assist with the transition of the Participant's job responsibilities; or

           (2) (i) the Company terminates his or her employment for any reason other than his or her death or Cause and (ii) the termination occurs within the period beginning on the date of a Full Change in Control and ending on the last day of the twelfth month that begins after the month in which the Full Change in Control occurs or prior to a Full Change in Control if the termination was either a condition of the Full Change in Control or at the request or insistence of a Person related to the Full Change in Control.

      (B) If, on or after the date of a Change in Control, an Affiliate is sold, merged, transferred or in any other manner or for any other reason ceases to be an Affiliate or all or any portion of the business or assets of an Affiliate are sold, transferred or otherwise disposed of and the acquiror is not the Parent Corporation or an Affiliate (a "Disposition"), any individual who was a Qualified Employee immediately prior to the Disposition and who remains or becomes employed by the acquiror or an affiliate of the acquiror (as defined in Section 2.1 but substituting "acquiror" for "Parent Corporation") in connection with the Disposition will be deemed to have terminated employment on the effective date of the Disposition for purposes of Subsection (A) unless (1) the acquiror and its affiliates jointly and severally expressly assume and agree, in a manner that is enforceable by the individual, to perform the obligations of this Plan to the same extent that the Company would be required to perform if the Disposition had not occurred and (2) the Successor guarantees, in a manner that is enforceable by the individual, payment and performance by the acquiror.

                                    ARTICLE
                                      4.
                                   Benefits
                                   --------

4.1.  Compensation and Benefits Before Date of Termination.  During the period
      ----------------------------------------------------
      beginning on the date a Participant or the Company, as the case may be, receives Notice of Termination and ending on the Date of Termination, the Company will continue to pay the Participant his or her Base Pay and cause his or her continued participation in all Benefit Plans in accordance with the terms of such Benefit Plans.

4.2.  Cash Payment.
      ------------

      (A) The Company will make a cash payment to an Eligible Participant in an amount equal to fifty percent (50%) of the Eligible Participant's Base Pay.

      (B) If the Participant's employment is terminated in connection with a Partial Change in Control, and the Participant becomes eligible to receive benefits pursuant to Section 3.3(A)(1), the amount determined under Subsection (A) will be paid in periodic installments made on the same basis as the Participant's Base Pay; provided, that if a Full Change in Control occurs before such amount is paid in full, any remaining unpaid balance will be paid in a single lump sum within ten business days following the date of the Full Change in Control. If the Participant's employment is terminated in connection with a Full Change in Control, and the Participant becomes eligible to receive benefits pursuant to Section 3.3(A)(2), the amount determined under Subsection (A) will be paid in a single lump sum within ten days after the Eligible Participant's Date of Termination or, if later, within ten business days following the date of the Change in Control.

4.3.  Continuation of Certain Welfare Benefits.
      ----------------------------------------

      (A) During the period described in Subsection (B), the Company will maintain medical, dental and life insurance plans which by their terms cover each Eligible Participant (and his or her family members and dependents who were eligible to be covered at any time during the 90-day period ending on the date of a Change in Control for the period after the Change in Control in which such family members and dependents would otherwise continue to be covered under the terms of the plan in effect immediately prior to the Change in Control) under the same terms and at the same cost to the Eligible Participant and his or her family members and dependents as similarly situated employees who continue to be employed by the Company. The continuation period under applicable federal and state continuation laws will begin to run from the date on which coverage pursuant to this Section 4.3 ends.

      (B) For purposes of Subsection (A), the continuation period with respect to any particular plan is the period beginning on an Eligible Participant's Date of Termination and ending on the earlier of (1) the last day of the sixth month that begins after the Eligible Participant's Date of Termination, (2) the date after the Eligible Participant's Date of Termination on which the Eligible Participant first becomes eligible to participate as an employee in a plan of another employer providing benefits to the Eligible Participant and his or her eligible family members and dependents which plan does not contain any exclusion or limitation with respect to any pre-existing condition of the Eligible Participant or any eligible family member or dependent who would otherwise be covered under the Company's plan but for this clause (2), or (3) the date of the Eligible Participant's death.

      (C) To the extent an Eligible Participant incurs a tax liability (including federal, state and local taxes and any interest and penalties with respect thereto) in connection with a benefit provided pursuant to Subsection (A) which he or she would not have incurred had he or she been an active employee of the Company participating in the Company's Benefit Plan, the Company will make a payment to the Eligible Participant in an amount equal to such tax liability plus an additional amount sufficient to permit the Eligible Participant to retain a net amount after all taxes (including penalties and interest) equal the initial tax liability in connection with the benefit. For purposes of applying the foregoing, an Eligible Participant's tax rate will be deemed to be the highest statutory marginal state and federal tax rate (on a combined basis) then in effect. The payment pursuant to this subsection will be made within ten days after the Eligible Participant's remittal of a written request therefor accompanied by a statement indicating the basis for and amount of the liability.

4.4.  Limitation on Payments and Benefits.  Notwithstanding anything in this
      -----------------------------------
      Plan to the contrary, if any payments or benefits to be made or provided by the Company to or for the benefit of an Eligible Participant constitute an "excess parachute payment" (as defined in Code section 280G(b)), the payments or benefits to be made or provided in connection with this Plan will be reduced to the extent necessary to prevent any portion of such payments or benefits from becoming subject to the excise tax imposed under Code section 4999. The determination as to whether any such decrease in the payments or benefits to be made or provided in connection with this Plan is necessary must be made in good faith by legal counsel or a certified public accountant selected by the Company, and such determination will be conclusive and binding. In the event that such a reduction is necessary, the Eligible Participant will have the right to designate the particular payments or benefits that are to be reduced or eliminated so that no portion of the payments or benefits to be made or provided in connection with this Plan will be excess parachute payments subject to the excise tax under Code section 4999.

4.5.  Indemnification.  Following a Change in Control, the Company will
      ---------------
      indemnify and advance expenses to an Eligible Participant to the full extent permitted by law for damages, costs and expenses (including, without limitation, judgments, fines, penalties, settlements and reasonable fees and expenses of the Participant's counsel) incurred in connection with all matters, events and transactions relating to such Eligible Participant's service to or status with the Company or any other corporation, employee benefit plan or other entity with whom the Eligible Participant served at the request of the Company.

                                    ARTICLE
                                      5.
                    Administration and Enforcement of Rights
                    ----------------------------------------

5.1.  Plan Administration.  The Board has the power and authority to construe,
      -------------------
      interpret and administer the Plan. Prior to the date of a Change in Control, the Board may delegate such power and authority to any committee or individual but such delegation will automatically cease to be effective on the date of a Change in Control. Prior to (but not after) the date of a Change in Control, the power and authority of the Board and any individual or committee to whom such power and authority is in whole or in part delegated is discretionary as to all matters.

5.2.  Amendment and Termination.
      -------------------------
      (A) Prior to the date of a Change in Control, the Board may amend the Plan from time to time in such respects as the Board may deem advisable; provided, that the effective date of any amendment that adversely affects a Qualified Employee may not be less than one year after the date on which the amendment is approved by the Board and, if a Change in Control occurs prior to the date on which the amendment would otherwise be effective, the amendment automatically will be null and void. On and after the date of a Change in Control, the Plan may be amended with respect to a Participant only if he or she consents to the amendment in a written instrument signed by the Participant.

      (B) The Board may terminate the Plan at any time; provided, first, that prior to the date of a Change in Control, the effective date of the termination may not be less than one year after the date on which the termination is approved by the Board; and, second, that the Plan cannot be terminated, and no termination will become effective, within the period beginning on the date of a Change in Control and ending on the last day of the twelfth month that begins after the month in which the Change in Control occurs.

      (C) Any amendment or termination of the Plan must be set forth in a written instrument approved by the Board and signed by at least two officers of the Parent Corporation.

5.3.  Benefit Claims.  A person whose employment relationship with the Company
      --------------
      has terminated and who has not been awarded benefits under the Plan or who objects to the amount of the benefits so awarded may, within 90 days after his or her employment has terminated, file a written request for benefits with the Board. The Board will review such request and will notify the claimant of its decision within 60 days after such request is filed. If the Board denies the claim for benefits, the notice of the denial will contain

      (A) the specific reason for the denial,

      (B) a specific reference to the provision of the Plan on which denial is based,

      (C) a description of any additional information or material necessary for the person to perfect his or her claim (and an explanation of why such information is material or necessary), and

      (D) an explanation of the Plan's claim review procedure.

      If the Board determines that a claimant is not eligible for benefits, or if the claimant believes that he or she is entitled to greater or different benefits, the claimant may file a petition for review with the Board within 60 days after the claimant receives the notice issued by the Board. Within 60 days after the Board receives the petition, the Board will give the claimant (and his or her counsel, if any) an opportunity to present his or her position to the Board orally or in writing, and the claimant (or his or her counsel) will have the right to review the pertinent documents. Within 60 days after the hearing (or the date of receipt of the petition if the claimant presents his or her position in writing) the Board will notify the claimant of its decision in writing, stating the decision and the specific provisions of the Plan on which the decision is based.

5.4.  Disputes.
      --------

      (A) If a Participant so elects, any dispute, controversy or claim arising under or in connection with this Plan will be settled exclusively by binding arbitration in Minneapolis, Minnesota in accordance with the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association, incorporated by referenced herein. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, that a Participant may seek specific performance of his or her right to receive benefits until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with the Plan. If any dispute, controversy or claim for damages arising under or in connection with this Plan is settled by arbitration, the Company will pay, or if elected by the Participant, reimburse, all fees, costs and expenses incurred by a Participant related to such arbitration.

       (B) If a Participant does not elect arbitration, he or she may pursue all available legal remedies. The Company will pay, or if elected by the Participant, reimburse each Participant for, all fees, costs and expenses incurred by such Participant in connection with any actual, threatened or contemplated litigation relating to this Plan to which the Participant is or reasonably expects to become a party, whether or not initiated by the Participant, if the Participant is successful in recovering any benefit under this Plan as a result of such action.

       (C) The Company will not assert in any dispute or controversy with any Participant arising under or in connection with this Plan the Participant's failure to exhaust administrative remedies.

5.5.   Funding and Payment.
       -------------------

       (A) The Company may establish a Trust with an independent corporate trustee. The Trust must (1) be a grantor trust with respect to which the Company is treated as grantor for purposes of Code section 677,
            (2) not cause the Plan to be funded for purposes of Title I of ERISA and (3) provide that Trust assets will, upon the insolvency of the Company, be used to satisfy claims of the Company's general creditors. The Company may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee.

       (B) The Trustee will make distributions to Participants and Beneficiaries from the Trust in satisfaction of the Company's obligations under the Plan in accordance with the terms of the Trust. The Company is responsible for paying any benefits that are not paid from the Trust.

       (C) Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of this Plan, the Participant's or other person's only interest under the Plan being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Company and no Participant has any interest in the assets of the Trust. To the extent the Participant or any other person acquires a right to receive benefits under this Plan or the Trust, such right is no greater than the right of any unsecured general creditor of the Company.

                                    ARTICLE
                                      6.
                                 Miscellaneous
                                 -------------

6.1.  Successors.  The Parent Corporation will require any Successor to
      ----------
      expressly assume and agree to perform the obligations of this Plan in the same manner and to the same extent that the Parent Corporation would be required to perform if no such succession had taken place. The date on which any such succession becomes effective will be deemed the Date of Termination and Notice of Termination will be deemed to have been given on such date. A Successor has no rights, authority or power with respect to the Plan prior to a Change in Control.

6.2.  Binding Plan.  This Plan is for the benefit of, and is enforceable by,
      ------------
      each Participant, each Participant's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, but each Participant may not otherwise assign any of his or her rights or delegate any of his or her obligations under this Plan. If a Participant dies after becoming entitled to, but before receiving, any amounts payable under this Plan, all such amounts, unless otherwise provided in this Plan, will be paid in accordance with the terms of this Plan to such Participant's devisee, legatee or other designee or, if there be no such designee, to such Participant's estate.

6.3.  Validity.  The invalidity or unenforceability of any provision of the Plan
      --------
      does not affect the validity or enforceability of any other provision of the Plan, which will remain in full force and effect.

6.4.  No Mitigation.  No Eligible Participant will be required to mitigate the
      -------------
      amount of any benefits the Company becomes obligated to provide in connection with this Plan by seeking other employment or otherwise and the benefits to be provided in connection with this Plan may not be reduced, offset or subject to recovery by the Company by any benefits an Eligible Participant may receive from other sources.

6.5.  No Set-off.  The Company has no right to set-off benefits owed under this
      ----------
      Plan against amounts owed or claimed to be owed by an Eligible Participant to the Company under this Plan or otherwise.

6.6.  Taxes.  All benefits to be provided to each Eligible Participant in
      -----
      connection with this Plan will be subject to required withholding of federal, state and local income, excise and employment-related taxes.

6.7.  Notices.  For the purposes of this Plan, notices and all other
      -------
      communications provided for in, or required under, this Plan must be in writing and will be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each Participant's or the Company's (as the case may be) respective address (provided that all notices to the Company must be directed to the attention of the chair of the Board, or if no such chair has been designated, to a member of the Compensation Committee of the Board). For purposes of any such notice requirement, the Company will use the Participant's most current address on file in the Company's personnel records. Any notice of a Participant's change of address will be effective only upon receipt by the Company.

6.8.  Effect of Plan Benefits on Other Severance Plans.  A Participant who
      ------------------------------------------------
      receives any payment under the terms of this Plan will not be eligible to receive benefits under any other severance pay plan sponsored or maintained by the Company.

6.9.  Related Plans.  To the extent that any provision of any other Benefit Plan
      -------------
      or agreement between the Company and a Participant limits, qualifies or is inconsistent with any provision of this Plan, then for purposes of this Plan, while such other Benefit Plan or agreement remains in force, the provision of this Plan will control and such provision of such other Benefit Plan or agreement will be deemed to have been superseded, and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose. Nothing in this Plan prevents or limits a Participant's continuing or future participation in any Benefit Plan provided by the Company, and nothing in this Plan limits or otherwise affects the rights Participants may have under any Benefit Plans or other agreements with the Company. Amounts which are vested benefits or which Participants are otherwise entitled to receive under any Benefit Plan or other agreement with the Company at or subsequent to the Date of Termination will be payable in accordance with such Benefit Plan or other agreement.

6.10. No Employment or Service Contract.  Nothing in this Plan is intended to
      ---------------------------------
      provide any Participant with any right to continue in the employ of the Company for any period of specific duration or interfere with or otherwise restrict in any way Participants' rights or the rights of the Company, which rights are hereby expressly reserved, to terminate a Participant's employment at any time for any reason or no reason whatsoever, with or without cause.

6.11. Survival.  The respective obligations of, and benefits afforded to, the
      --------
      Company and the Participants which by their express terms or clear intent survive termination of a Participant's employment with the Company or termination of this Plan, as the case may be, will remain in full force and effect according to their terms notwithstanding the termination of a Participant's employment with the Company or termination of this Plan, as the case may be.

6.12. Effect on Other Plans.  Unless otherwise expressly provided therein,
      ---------------------
      benefits paid or payable under the Plan will not be deemed to be salary or compensation for purposes of determining the benefits to which a Participant may be entitled under any other Benefit Plan sponsored, maintained or contributed to by the Company.

6.13. Prohibition of Alienation.  No Participant will have the right to
      -------------------------
      alienate, assign, encumber, hypothecate or pledge his or her interest in any benefit provided under the Plan, voluntarily or involuntarily, and any attempt to so dispose of any interest will be void.